UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2016

LiqTech International, Inc.

(Exact name of registrant as specified in charter)

Nevada	000-53769	20-1431677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Industriparken 22C, 2750 Ballerup, Denmark
(Address of principal executive offices)	(Zip Code)

+4544986000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of matters to a vote of security holders.

This current report on Form 8-K/A is being filed to update the current report on Form 8-K of LiqTech International, Inc., a Nevada corporation (the “Company”) filed with the Securities and Exchange Commission on October 16, 2015. The sole purpose of this amendment is to provide the Company’s decision on the frequency of the stockholder advisory vote on executive compensation (the “Say-on-Pay Vote”) required by section 14A of the Securities Exchange Act of 1934, as amended, based on the results of the voting at the Company’s annual meeting of stockholders held on October 13, 2015 (the “2015 Annual Meeting”).

Of the shares voting at the 2015 Annual Meeting, 63% voted, on an advisory basis, in favor of holding the Say-on-Pay Vote every three years. In light of this vote, the Board of Directors of the Company decided that the Company would hold the Say-on-Pay Vote every three years until the next required stockholder vote on the frequency of the Say-on-Pay Vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LIQTECH INTERNATIONAL, INC.

Date: March 7, 2016	/s/ Soren Degn
Soren Degn Chief Financial Officer